United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  ☒               Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ATOMERA INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

ATOMERA INCORPORATED

750 University Avenue, Suite 280

Los Gatos, California 95032

(408) 442-5248

ADDITIONAL INFORMATION CONCERNING ATOMERA INCORPORATED’ S 2020 ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Change of Date relates to the proxy statement (the “Proxy Statement”) of Atomera Incorporated (the “Company”), dated April 1, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) originally schedule to be held on May 7, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being mailed to all stockholders of record entitled to notice of and to vote at the Annual Meeting, on or about April 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ATOMERA INCORPORATED

750 University Avenue, Suite 280

Los Gatos, California 95032

(408) 442-5248

NOTICE OF CHANGE OF DATE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS

ORIGINALLY SCHEDULED TO BE HELD ON MAY 7, 2020

To the Stockholders of Atomera Incorporated:

Due to the continuing public health impact of the COVID-19 pandemic, and to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the date of the Annual Meeting of Stockholders of Atomera Incorporated (the “Company”) has been changed to Tuesday, May 26, 2020 at 11:00 a.m., local time. All other information included in the Company’s proxy statement dated April 1, 2020 (“Proxy Statement”) remains the same and unchanged, including the location of the Annual Meeting at our headquarters, located at 750 University Avenue, Suite 280, Los Gatos, California 95032.

Please read this Supplement in conjunction with the Proxy Statement, as the Proxy Statement provides important information concerning the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, you are urged to vote your shares of common stock via the Internet or by promptly marking, dating, signing, and returning the proxy card via mail or fax. Voting instructions are provided on your proxy card and included in the Proxy Statement. Any stockholder attending the Annual Meeting in person may vote in person even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,

John Gerber, Chairman of the Board of Directors

Los Gatos, California

April 27, 2020

Important NOTE:
Atomera intends to hold its Annual Meeting in person. However, we are actively monitoring coronavirus (COVID-19) developments and related guidance issued by public health authorities. The health and well-being of Atomera’s employees and stockholders are paramount. If it is determined that a further change in the date, time or location of the Annual Meeting or a change to a virtual meeting format is advisable or required, an announcement of such changes will be made through a press release and on the Investor Relations page at www.ir.atomera.com/. Please check this website in advance of the Annual Meeting date if you are planning to attend in person.